UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)              May 8, 2009

Six Flags, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, 15th Floor
New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 652-9403

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On April 17, 2009, the Company commenced an exchange offer and consent solicitation relating to its 8-7/8% Senior Notes due 2010 (the “SFI 2010 Notes”), its 9-3/4% Senior Notes due 2013 (the “SFI 2013 Notes”) and its 9-5/8% Senior Notes due 2014 (the “SFI 2014 Notes” and together with the SFI 2010 Notes and the SFI 2013 Notes, the “SFI Notes”) as part of a restructuring plan with respect to the SFI Notes, the 4.50% Convertible Senior Notes due 2015 and the Preferred Income Equity Redeemable Shares.  On May 8, 2009, the Company sent a Supplement to the Offering Memorandum and Consent Solicitation Statement, dated May 8, 2009 (the “Offering Memorandum Supplement”), to holders of the SFI Notes.  The Offering Memorandum Supplement is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Six Flags, Inc. Supplement to the Offering Memorandum and Consent Solicitation Statement, dated May 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS, INC.

By:	/s/ James M. Coughlin
	Name:	James M. Coughlin
	Title:	General Counsel

Date:  May 8, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Six Flags, Inc. Supplement to the Offering Memorandum and Consent Solicitation Statement, dated May 8, 2009